     As filed with the Securities and Exchange Commission on March 22, 1996

                                                           Registration No. 33-
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                             ----------------------


                        THE STANDARD PRODUCTS COMPANY
            (Exact name of registrant as specified in its charter)

              Ohio                                  33-0549970
-------------------------------        -----------------------------------
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
incorporation or organization)

              2401 South Gulley Road, Dearborn, Michigan, 48124
              (Address of Principal Executive Offices)(Zip Code)
                               ---------------



                         THE STANDARD PRODUCTS COMPANY
              COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN,
                                  adopted as,
        THE STANDARD PRODUCTS COMPANY (GAYLORD, MICHIGAN PLAN) UAW LOCAL 388 COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN;
        THE STANDARD PRODUCTS COMPANY COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN (LEXINGTON DIVISION) UAW LOCAL 1681 LEXINGTON, KY; and THE STANDARD PRODUCTS COMPANY (CAMPBELL PLASTICS DIVISION) IUE-AFL-CIO, LOCAL 318 COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN.

                           (Full title of the plans)
                           -------------------------

                              J. RICHARD HAMILTON
                                   Secretary
                         The Standard Products Company
                             2401 South Gulley Road
                            Dearborn, Michigan 48124
                    (Name and address of agent for service)

                                 (313) 561-1100
         ------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
Title of                  Amount            Proposed             Proposed               Amount of
securities to             to be             maximum offering     maximum aggregate      registration
be registered             registered        price per share      offering price         fee
------------------------------------------------------------------------------------------------------------------------------------

Common Shares
$1 par value             100,000(1)          $23.25(2)           $2,325,000             $802

Plan Interests           Indeterminate(3)

===================================================================================================================================

------------------------------
(1)      Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plan.
(2)      Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee.  The fee with respect to 100,000 shares is based on $23.25 the average of the high and low sale prices on March 18, 1996, of the registrant's
         Common Shares as reported on the New York Stock Exchange.
(3)      In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                 The Common Shares and plan interests registered by The Standard Products Company (the "Company") pursuant to this Registration Statement will be issued under the Company's The Standard Products Company Collectively Bargained Savings and Retirement Plan for (i) The Standard Products Company (Gaylord, Michigan Plan) UAW Local 388 Collectively Bargained Savings and Retirement Plan (ii) The Standard Products Company Collectively Bargained Savings and Retirement Plan (Lexington Division) UAW Local 1681 Lexington, KY, and (iii) The Standard Products Company (Campbell Plastics Division) IUE-AFL-CIO, Local 318 Collectively Bargained Savings and Retirement Plan (the "Plans").

Item 3. Incorporation of Documents by Reference.

                 The documents listed in (a) through (e) below are incorporated by reference in the registration statement. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of the filing of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents.

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995;

      (b) The Plans' Form 11-K for the fiscal year ended June 30, 1995 filed on Form 10-K/A on December 26, 1995;

      (c)      All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act since the Annual Report on Form 10-K referenced above, including the Form 10-Q for the quarter ended September 30, 1995 and the Form 10-Q for the quarter ended December 31, 1995;

      (d) The information contained in the Company's Proxy Statement dated September 8, 1995 for its Annual Meeting of Shareholders held on October 16, 1995 that has been incorporated by reference in the 1995 Form 10-K and was filed with the Commission on Schedule 14A on September 8, 1995; and

      (e) The description of the Company's Common Shares contained in a registration statement filed with the Securities and Exchange Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such documents.



Item 5.  Interests of Named Experts and Counsel.

                 The legality of the Common Shares offered hereby has been passed upon for the Company by Baker & Hostetler, Cleveland, Ohio. John D. Drinko, a director of the Company and J. Richard Hamilton the Secretary of the Company, are partners of Baker & Hostetler.

Item 6. Indemnification of Directors and Officers.

                 Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

                 Article VI, Section 1 of the Amended Code of Regulations, as amended, of the Company contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the

Ohio Revised Code. The Company's Amended Code of Regulations, as amended, provides for the indemnification of its officers, directors and employees and officers, directors and employees of other corporations, partnerships, joint ventures, trusts or other enterprises serving at the request of the Company against expenses (including attorney's fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative or investigative, including all appeals, to which they were or are parties or are threatened to be made parties by reason of acting in such capacities, provided that it is determined, either (1) by a majority vote of a quorum of disinterested directors of the Company, (2) by a majority vote of the shareholders of the Company or (3) otherwise as provided in Section 1701.13(E) of the Ohio Revised Code, that (a) they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company; (b) in any action, suit, or proceeding by or in the right of the Company, they were not, and have not been adjudicated to have been negligent or guilty of misconduct in the performance of their duties to the Company; and (c) with respect to any criminal action or proceeding, that they had no reasonable cause to believe that their conduct was unlawful. Section 1701.13(E) provides that to the extent a director, officer, employee, or other person has been successful on the merits or otherwise in defense of any such action, suit or proceeding, he shall be indemnified against expense reasonably incurred in connection therewith. At present there are no claims, actions, suits or proceedings pending where indemnification would be required under these provisions, and the Company does not know of any threatened claims, actions, suits or proceedings which may result in a request for such indemnification.

                 The Registrant is permitted by its Code of Regulations to maintain insurance on behalf of its directors and officers against any loss arising from any claim asserted against them in such capacities, subject to certain exclusions.

Item 8.  Exhibits.

Exhibit Number         Description of Exhibit
--------------         ----------------------
4(a)                   The Standard Products Collectively Bargained Savings and
                       related Trust Agreement

4(b)                   Instrument of Adoption - The Standard Products Company
                       (Gaylord, Michigan Plan) UAW Local 388 Collectively
                       Bargained Savings and Retirement Plan

4(c)                   Instrument of Adoption - The Standard Products Company
                       Collectively Bargained Savings and Retirement Plan
                       UAW Local 1681 Lexington, KY

4(d)                   Instrument of Adoption - The Standard Products Company (Campbell Plastics
                       Division) IUE-AFL-CIO, Local 318 Collectively Bargained
                       Savings and Retirement Plan

4(e)                   Amended and Restated Articles of Incorporation of The Standard Products Company(1)

4(f)                   Amended Code of Regulations of The Standard Products Company(2)

5                      Opinion of Baker & Hostetler as to legality of the Common Shares and interests in the Plan being registered

23(a)                  Consent of Arthur Andersen LLP


23(b)                     Consent of Baker & Hostetler (included in Opinion filed as Exhibit 5 hereto)

24                        Powers of Attorney (included at page II-4)

Opinion Concerning ERISA Requirements - in lieu of an opinion, the Company undertakes that it will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans.

-------------------------------

(1) Incorporated by reference from the Quarterly Report on Form 10-Q filed on November 1, 1993, Exhibit 3a therein.

(2) Incorporated by reference from Form S-3 Registration Statement No. 33-62054 filed on May 3, 1993, Exhibit 3.2 therein.



Item 9. Undertakings.

                 The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and


                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 The undersigned Registrant further undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                 THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland and the State of Ohio on this 18th day of March 1996.

                                                   THE STANDARD PRODUCTS COMPANY


                                        By    /s/ JAMES R. REID
                                              __________________________________
                                                  James R. Reid,
                                                  Chairman and Chief Executive
                                                  Officer

                 KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints James S. Reid, Jr., Donald R. Sheley, Jr. and J. Richard Hamilton, or any one of them, his trust and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on March 18, 1996 by the following persons in the capacities indicated below.

             Signature                                  Title
             ---------                                  -----
 /s/     JAMES R. REID
------------------------------------------         Director; Chairman and Chief
         James R. Reid                             Executive Officer (Principal Executive Officer)


/s/      BERNARD J. THEISEN
------------------------------------------         Corporate Controller (Principal Accounting Officer)
         Bernard J. Theisen


/s/      THEODORE K. ZAMPETIS
------------------------------------------         Director; President and Chief
         Theodore K. Zampetis                      Operating Officer


/s/      DONALD R. SHELLY, JR.
------------------------------------------         Vice President, Finance
         Donald R. Sheley, Jr.                     & Chief Financial Officer


/s/      JAMES C. BAILLIE
------------------------------------------         Director
         James C. Baillie

/s/      EDWARD B. BRANDON
------------------------------------------                  Director
         Edward B. Brandon


/s/      JOHN DODDRIDGE                                     Director
------------------------------------------
         John Doddridge


/s/      JOHN D. DRINKO                                     Director
------------------------------------------
         John D. Drinko


/s/      CURTIS E. MOLL                                     Director
------------------------------------------
         Curtis E. Moll


/s/      MALCOLM R. MYERS                                   Director
------------------------------------------
         Malcolm R. Myers


                                                            Director
------------------------------------------
         Leigh H. Perkins, Sr.


/s/      ALFRED  M. RANKIN, JR                              Director
------------------------------------------
         Alfred M. Rankin, Jr.


/s/      ALAN E. RIEDEL                                     Director
------------------------------------------
         Alan E. Riedel


/s/      JOHN D. SIGEL                                      Director
------------------------------------------
         John D. Sigel


/s/      W. HAYDEN THOMPSON                                 Director
------------------------------------------
         W. Hayden Thompson


         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania on March 22, 1995.

                THE STANDARD PRODUCTS COMPANY COLLECTIVELY
                BARGAINED SAVINGS AND RETIREMENT PLAN,

                adopted as,

                THE STANDARD PRODUCTS COMPANY (GAYLORD, MICHIGAN
                PLAN) UAW LOCAL 388 COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                THE STANDARD PRODUCTS COMPANY COLLECTIVELY
                BARGAINED SAVINGS AND RETIREMENT PLAN (LEXINGTON
                DIVISION) UAW LOCAL 1681 LEXINGTON, KY

                THE STANDARD PRODUCTS COMPANY (CAMPBELL PLASTICS
                DIVISION) IUE-AFL-CIO, LOCAL 318 COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN.


                /s/ R. GREGORY BARTON
                ____________________________________
       By:      R. Gregory Barton
       Title:   Vice President - Legal

                Vanguard Fiduciary Trust Company

                                                                  EXHIBIT INDEX
                                                                  -------------

EXHIBIT
NUMBER                    EXHIBIT DESCRIPTION
------                    -------------------
4(a)                      The Standard Products Collectively Bargained Savings
                          and Retirement Plan and related Trust Agreement

4(b)                      Instrument of Adoption - The Standared Products
                          Company (Gaylord, Michigan Plan) UAW Local 388
                          Collectively Bargained Savings and Retirement Plan

4(c)                      Instrument of Adoption - The Standard Products Company
                          Collectively Bargained Savings and Retirement
                          Plan (Lexington Division) UAW Local 1681 Lexington, KY

4(d)                      Instrument of Adoption - The Standard Products
                          Company (Campbell Plastics Division) IUE-AFL-CIO,
                          Local 318  Collectively Bargained Savings and
                          Retirement Plan

4(e)                      Amended and Restated Articles of Incorporation of
                          The Standard Products Company(1)

4(f)                      Amended Code of Regulations of The Standard Products
                          Company(2)

5 Opinion of Baker & Hostetler as to legality of the Common Shares and interests in the Plan being registered

23(a)                     Consent of Arthur Andersen LLP

23(b) Consent of Baker & Hostetler (included in Opinion filed as Exhibit 5 hereto)

24                        Powers of Attorney (included at page II-5)

                          Opinion Concerning ERISA Requirements - in lieu of an opinion, the Company undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

-------------------------------

(1) Incorporated by reference from the Quarterly Report on Form 10-Q filed on November 1, 1993, Exhibit 3a therein.

(2) Incorporated by reference from Form S-3 Registration Statement No. 33-62054 filed on May 3, 1993, Exhibit 3.2 therein.